Exhibit 10.5

KINDER MORGAN, INC.

EMPLOYEES STOCK PURCHASE PLAN

1.                                       Introduction.  The purpose of this Employees Stock Purchase Plan is to encourage and enable eligible employees of Kinder Morgan, Inc. and its designated Subsidiaries to acquire proprietary interests in the Company (as defined below) through the ownership of Stock (as defined below) in order to establish a closer identification of their interests with those of the Company by providing them with another and more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating employees to remain in the employ of and to give greater effort on behalf of their Employers (as defined below).  The Plan does not qualify as an “employee stock purchase plan” under Section 423 of the Code (as defined below); provided, however, that if the Plan subsequently satisfies the requirements under Section 423 of the Code or a successor provision, the Board (as defined below) shall have the discretion to determine whether the Plan shall be administered as an “employee stock purchase plan.”

The Plan consists of two sub-plans:  the Direct Purchase Plan (as described in Section 8) and the Market Purchase Plan (as described in Section 9).  For any particular Purchase Period, Eligible Employees may have the opportunity to purchase Stock under one of the sub-plans or neither sub-plan, as determined by the Board.

2.                                       Definitions.  Unless the context clearly requires a different meaning, the following words or terms, when used herein, shall have the following respective meanings:

2.1                                 “Account” means the separate book entry account(s) maintained for each Participant under the Plan by the Plan Administrator.

2.2                                 “Active Participant” means an Eligible Employee who enrolls in the Plan in accordance with the provisions of Section 7.1 herein and who is currently making payroll deductions for the purchase of Stock.  “Active Participant” shall also include an individual on a long-term leave of absence who has made arrangements to continue payment of contributions as described in Section 10.

2.3                                 “Board” means the Board of Directors of the Company.

2.4                                 “Closing Price” on a particular date means the closing price of a share of Stock on the New York Stock Exchange composite tape on such date, or if no such prices are reported on that date, on the preceding day on which such prices of the Stock are so reported. If the Stock is not listed on the New York Stock Exchange at the time a determination of its Closing Price is requested to be made hereunder, then the determination of Closing Price shall be made by the ESPP Committee in such a manner as its deems appropriate.

2.5                                 “Code” means the Internal Revenue Code of 1986, as amended.

2.6                                 “Company” means Kinder Morgan, Inc., a Delaware corporation, and its successors.

2.7                                 “Date of Purchase” means, for purposes of the Direct Purchase Plan, the last trading day of the Purchase Period, on which date Stock for such Purchase Period shall be purchased.

2.8                                 “Direct Purchase Plan” means the sub-plan of this Plan as described in Section 8.

2.9                                 “Eligible Employee” means any Employee, provided, however, that the following shall not be an “Eligible Employee” for purposes of this Plan:

(a)                                  an individual whose customary employment is for less than thirty (30) hours per week;

(b)                                 any individual who is subject to a collective bargaining agreement unless such agreement specifically provides for participation in this Plan;

(c)                                  an individual whom the Company excludes from participation in the Plan for purposes of applicable securities laws; and

(d)                                 an individual included in a group of employees specifically identified by the Board and excluded from participation in the Plan.

2.10                           “Employee” means an individual regularly employed by the Company or one of its Subsidiaries designated from time to time by the Board, provided, however, that any individual who is not on the Employer’s payroll or who is not classified by the Employer as an employee, even if such individual is retroactively or prospectively classified as a common law employee by any state or federal governmental agency or court, shall not be an “Employee” for purposes of this Plan.

2.11                           “Employer” means the Company and its Subsidiaries designated from time to time by the Board, as the employer of an Employee.  As used in this Plan, the term “Employer” means collectively the Company and all such Subsidiaries, unless the context requires a different meaning.

2.12                           “Enrollment Form” means a statement signed by an Eligible Employee on a form provided by the Plan Administrator, or an election made through applicable electronic procedures, indicating the Eligible Employee elects to become a Participant and authorizing a payroll deduction for the purchase of Stock pursuant to the Plan.

2.13                           “ESPP Committee” means the committee appointed by the Board to interpret and oversee the administration of this Plan.

2.14                           “Inactive Participant” means an Eligible Employee who has purchased Stock pursuant to the Plan and who has an Account to which shares of Stock are credited, but who is not currently making payroll deductions for the purchase of Stock under the Plan (other than an individual on a long-term leave of absence who has made arrangements to continue payment of contributions as described in Section 10).

2.15                           “Initial Purchase Period” means the calendar quarter set forth in Section 5.

2.16                           “IPO” means the initial underwritten public offering of Stock for cash pursuant to a registration statement filed under the Securities Act of 1933, as amended.

2.17                           “Market Purchase Plan” means the sub-plan of this Plan as described in Section 9.

2.18                           “Participant” means an Active Participant or an Inactive Participant.

2.19                           “Plan” means this Kinder Morgan, Inc. Employees Stock Purchase Plan, as it may be amended from time to time.

2.20                           Plan Administrator” means the Plan Administrator appointed by the ESPP Committee to administer this Plan.  The Plan Administrator shall initially be Computershare, Inc. and certain of its affiliates.

2.21                           “Plan Supervisor” means the person(s) designated pursuant to Section 3 herein to assist Employees and/or Participants in Plan matters.

2.22                           “Purchase Period” means the period set forth in Section 5.

2.23                           “Purchase Price” means, for purposes of the Direct Purchase Plan, the price at which Stock shall be purchased, as set forth in Section 8.3.

2.24                           “Stock” means shares of Class P common stock of the Company, par value $0.01.

2.25                           “Subsidiary” means an entity in which the Company has a direct or indirect ownership interest.

3.                                       Administration of the Plan.  This Plan shall be administered by a Plan Administrator appointed from time to time by the ESPP Committee.  The Plan Administrator is vested with full authority to administer the Plan with respect to Participants’ Accounts.  In addition to other powers vested in the ESPP Committee under the terms of the Plan, the ESPP Committee is vested with full authority to administer payroll deductions under the Plan, to interpret the Plan, to make, interpret, amend and rescind such equitable rules and regulations regarding this Plan as it may deem advisable, and to make all other determinations deemed necessary or advisable for the operation of this Plan.

To aid in fulfilling its responsibilities, the ESPP Committee may appoint one or more Plan Supervisors and the ESPP Committee may allocate to each person so appointed certain limited responsibilities to carry out the directives of the ESPP Committee in all phases of the operation of the Plan.  Specifically, the ESPP Committee may delegate to such agent or agents any of its responsibilities under the Plan except its responsibilities to establish the maximum and minimum dollar amounts to be paid by any single Eligible Employee for the purchase of Stock during any Purchase Period, allocations of available Stock, and its authority to construe and interpret the provisions of the Plan.

All actions taken by the Plan Administrator, and all actions taken, and all interpretations and determinations made by the ESPP Committee and the Plan Supervisor (including determinations of fair market value) shall be final and binding upon Eligible Employees, Participants, the Company and all other interested persons.  Neither the Plan Administrator nor any member of the ESPP Committee nor the Plan Supervisor shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the ESPP Committee and the Plan Supervisor shall be fully protected by the Company with respect to any such action, determination or interpretation.

The ESPP Committee may act by a majority vote at a regular or special meeting of the ESPP Committee or by decision reduced to writing and signed by a majority of the ESPP Committee without holding a formal meeting.

Vacancies in the membership of the ESPP Committee arising from death, resignation or other inability to serve shall be filled by appointment by the Board.

The Company will pay all expenses incident to establishing and administering the Plan and purchasing or issuing shares of Stock, provided that Participants will pay all costs associated with the issuance of certificates for shares of Stock and all costs incurred in selling, disposing of, or transferring shares of Stock acquired under the Plan, including transfers to a brokerage account or a direct registration system.

4.                                       Designation of Sub-Plan.  For each Purchase Period, the Board shall designate whether Stock may be purchased under the Direct Purchase Plan, the Market Purchase Plan, or neither sub-plan.  Stock may not be purchased under both the Direct Purchase Plan and the Market Purchase Plan for the same Purchase Period.  The sub-plan designated by the Board for a Purchase Period (or the determination that no Stock may be purchased under the Plan for a Purchase Period) shall remain in effect for subsequent Purchase Periods until the Board determines otherwise.  For the Initial Purchase Period, Stock may be purchased under the Market Purchase Plan.

5.                                       Purchase Periods.  Purchases of Stock under the Plan will be implemented by Purchase Periods of calendar quarters.  Unless the Board by resolution determines otherwise, each Purchase Period shall end on the last New York Stock Exchange trading day of each calendar quarter, and the next Purchase Period shall commence on the next calendar day.  The Initial Purchase Period shall commence on the first day of the first calendar quarter following the IPO.  Participation in any Purchase Period under the Plan shall neither limit nor require participation in any other Purchase Period.  The Board may, at any time and for any reason, (i) terminate a Purchase Period, in which case all accumulated payroll deductions during such Purchase Period shall be refunded to the Participants, or (ii) determine that purchases under the Plan will be suspended for one or more calendar quarters.

6.                                       Number of Shares of Stock Which May be Purchased.  Each Eligible Employee shall be allowed to purchase as many shares of Stock as the amount of his accrued payroll deductions at the end of any Purchase Period can purchase, based on the price at which shares of Stock are purchased for such Purchase Period under Section 8.3 or Section 9, as applicable.  The ESPP Committee may determine that no Employee shall be allowed to purchase a number of shares of Stock which permits his rights to purchase equity under all similar plans of the Company and its Subsidiaries to accrue at a rate which exceeds in any one calendar year a fixed dollar amount (which limit, if imposed, shall not exceed $50,000) of the fair market value of the Stock determined as of the date the right to purchase is granted.  Subject to the limits set forth in this paragraph, the Board may establish for any Purchase Period a maximum number of shares of Stock that a Participant may purchase.

7.                                       Participation in the Plan; Payroll Deductions.

7.1                                 An Eligible Employee may become a Participant by completing an Enrollment Form and filing it with the Plan Administrator.  The Eligible Employee will become an Active Participant and payroll deductions shall commence as soon as administratively practicable following the Eligible Employee’s completion and filing of the Enrollment Form. Once an Eligible Employee has enrolled in the Plan, he will remain an Active Participant and will participate in subsequent Purchase Periods until (i) he discontinues his payroll deductions as provided below, or (ii) he ceases to be an Eligible Employee.  A Participant who has discontinued his payroll deductions will be an Inactive Participant and will not participate in subsequent Purchase Periods until he re-enrolls in the Plan in accordance with this Section.

7.2                                 Payroll deductions for an Active Participant shall be made through the end of a Purchase Period unless sooner discontinued or terminated as provided in Sections 5, 7.5, 10, or 25 herein.  Payroll deductions shall be specified in whole dollar, after-tax amounts up to a maximum per pay period as may be established by the ESPP Committee.  Such deductions shall be in uniform amounts in conformity with the Employer’s payroll deduction schedule.  Except as provided in Section 10, there shall be no rights of prepayment or payment of funds to be used for the purchase of Stock pursuant to the Plan through means other than payroll deductions.

7.3                                 Payroll deductions for each Active Participant shall be made by the Employer and provided to the Plan Administrator as provided herein.

7.4                                 An Active Participant may, at any time during a Purchase Period, increase or decrease the amount of his payroll deductions under his Enrollment Form, but not to an amount greater than any maximum dollar amount determined under Section 7.2 above, by completing and filing a new Enrollment Form with the Plan Administrator.  Such change shall be prospective only and effective as soon as practicable.

7.5                                 An Active Participant may discontinue his payroll deduction at any time during a Purchase Period by filing the prescribed form with the Plan Administrator.  Such change shall be prospective only and effective as soon as practicable.  Once discontinued, payroll deductions may not be resumed during the remainder of the Purchase Period.  All amounts deducted to the date of discontinuance will be applied to the purchase of Stock at the end of the Purchase Period.  An Active Participant who has discontinued his payroll deductions (other than a Participant on a long-term leave of absence who has made arrangements to continue payment of contributions as described in Section 10) will be an Inactive Participant and will not participate in subsequent Purchase Periods until he re-enrolls in the Plan in accordance with this Section.

7.6                                 If an Eligible Employee makes a hardship withdrawal from any plan with a cash or deferred arrangement qualified under Section 401(k) of the Code (including, but not limited to, the Kinder Morgan, Inc. Savings Plan) which is sponsored, or participated in, by the Company or a Subsidiary, such Eligible Employee shall be automatically prohibited from making or electing to make payroll deductions under the Plan for a six (6) month period.  All amounts deducted prior to such date will be applied to the purchase of Stock at the end of the Purchase Period in which the hardship withdrawal occurs.  After the expiration of such six (6) month period, the Eligible Employee may re-enroll in the Plan by filing a new Enrollment Form.

8.                                       Direct Purchase Plan.

8.1                                 Number of Shares of Stock Under the Direct Purchase Plan.  Subject to adjustment in accordance with Section 16, a total of [            ] shares of Stock may be sold by the Company to Eligible Employees under the Direct Purchase Plan.  The Stock that may be sold under the Direct Purchase Plan shall consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired and held by the Company, and such number of shares of Stock shall be and is hereby reserved for sale for such purpose.

8.2                                 Purchase of Stock.  For any Purchase Period under which Stock may be purchased under the Direct Purchase Plan, at the end of such Purchase Period, accrued payroll deductions made for each Participant during such Purchase Period will be applied to the purchase of Stock, including fractional shares of Stock, at the Purchase Price determined under Section 8.3.  In no event shall any right to purchase Stock under the Plan be exercised for more than the available number of shares of Stock, and, after the available shares of Stock have been purchased, any remaining balance of any amount previously collected from the Participant shall be refunded. The shares of Stock purchased by a Participant shall be allocated to the Participant’s Account.  In the event the total number of shares of Stock to be purchased pursuant to all Enrollment Forms with respect to any Purchase Period exceeds the available shares of Stock pursuant to Section 8.1, the ESPP Committee reserves the right to allocate the number of shares of Stock which Participants may purchase in such manner as it deems fair and equitable, and notify each Participant of such allocation.

8.3                                 Purchase Price.  The Purchase Price per share of Stock shall be a percentage of the Closing Price on the Date of Purchase, which percentage shall be established by the Board in its discretion prior to the beginning of the Purchase Period; provided, however, that such percentage may not be less than 85% of the Closing Price on the Date of Purchase.  The percentage established by the Board for a Purchase Period shall remain in effect for subsequent Purchase Periods under the Direct Purchase Plan until the Board establishes a different percentage in accordance with the preceding sentence.  The Purchase Price per share of Stock for the first Purchase Period under which Stock may be sold under the Direct Purchase Plan shall be 100% of the Closing Price on the Date of Purchase.

9.                                       Market Purchase Plan.  For any Purchase Period under which Stock may be purchased under the Market Purchase Plan, as soon as administratively practicable on or after the last day of such Purchase Period, the Company shall remit to the Plan Administrator the aggregate payroll deductions of Active Participants for such Purchase Period.  The Plan Administrator shall purchase Stock on behalf of Active Participants in the open market at the market price at the time of purchase.  The Plan Administrator shall purchase the maximum number of Stock purchasable with the funds remitted by the Company.  Purchases may be made over a number of days to satisfy the requirements of the Market Purchase Plan.  The Stock shall be purchased on an aggregate basis rather than on a per-Participant basis.  The Stock purchased by the Plan Administrator shall be allocated to the Participants’ Accounts as soon as administratively practicable after all Stock for a Purchase Period is purchased.  For purposes of allocations to Participants’ Accounts, the price of shares of Stock purchased will be the weighted average price of all shares of Stock purchased by the Plan Administrator with respect to a Purchase Period.  Fractional shares may be allocated to a Participant’s Account.  The Stock that the Plan Administrator may purchase for Participants under the Market Purchase Plan shall consist entirely of Stock purchased by the Plan Administrator on the open market.

10.                                 Termination of Employment; Leave of Absence.  If, prior to the last day of a Purchase Period, a Participant ceases to be an Eligible Employee or ceases to be employed by the Employer for any reason (including death, voluntary resignation, retirement or involuntary termination, with or without cause), his Enrollment Form shall be deemed to have been canceled, effective immediately.  The Participant’s only right with respect to payroll deductions made but not yet used for purchases will be to receive in cash the total amount of such payroll deductions under the Plan during such Purchase Period as soon as practicable after his termination of employment or of his status as an Eligible Employee.  Within sixty (60) days after the date of termination of a Participant’s employment or of his status as an Eligible Employee, the Participant may instruct the Plan Administrator to (i) transfer the shares of Stock in his or her Account to a brokerage account specified by the Participant, (ii) issue a certificate or certificates for such shares of Stock to the Participant, (iii) transfer such shares of Stock to a direct registration system through the Plan Administrator, (iv) sell such shares of Stock for the Participant, or (v) any combination of the foregoing.  If the Participant fails to instruct the Plan Administrator within such sixty (60) day period, the shares of Stock in the Participant’s Account shall be transferred to a direct registration system through the Plan Administrator.  For any of such actions, the Participant will pay the Plan Administrator’s fees established under the Plan.

If, prior to the last day of a Purchase Period, a Participant ceases to be actively employed because he commences a long-term leave of absence permitted by law or as may be approved by the Employer, then the Participant will have the right to elect either to receive in cash any accrued payroll deductions under the Plan during the Purchase Period to the date the Participant ceases to be actively employed, if administratively practicable, or to have such amount applied to the purchase of

Stock for such Purchase Period.  In the absence of an election, or if it is not administratively practicable to honor a Participant’s election to receive the accrued payroll deduction in cash, accrued payroll deductions will be applied to the purchase of Stock.  Subject to any applicable rules or regulations established by the Plan Administrator, the Participant shall be entitled to elect to continue to participate in the Plan until his employment terminates, provided the Participant makes the necessary arrangements with the Employer and/or the Plan Administrator to pay the requisite amounts that would, but for the leave of absence, be paid under the Plan through the Participant’s payroll deductions.

11.                                 Interest.  No interest shall accrue or be paid on sums withheld from a Participant’s pay for the purchase of Stock or with respect to any amount credited to a Participant’s Account.

12.                                 Dividend Reinvestment.  On each date that a dividend is made on shares of Stock, the Company will pay to the Plan Administrator the total amount of dividends payable on each Participant’s shares of Stock in his Account, and the Plan Administrator shall use that amount for the purchase of shares of Stock in the open market.  The price per share of Stock purchased will be the weighted average price of all shares of Stock purchased by the Plan Administrator for each aggregate order placed by the Plan Administrator.  Purchases will be made as soon as possible after the applicable distribution date, but no more than five (5) days after such date.  The shares of Stock (and fractional shares of Stock) purchased on behalf of each Participant shall be allocated to his Account as soon as administratively practicable after the date on which the Plan Administrator has purchased sufficient shares of Stock to cover purchases for all Participants and former Participants.  If purchases occur at different prices, the purchase price per share of Stock to all Participants will be based upon the average of the prices of all shares of Stock purchased.

A Participant may request, by notice delivered to the Plan Administrator in the method prescribed by the Plan Administrator, that dividends payable on shares of Stock in his Account be paid in cash rather than reinvested in accordance with this Section 12.  If a Participant makes such a request, dividends on shares of Stock in his Account will continue to be paid in cash until the Participant requests, by notice delivered to the Plan Administrator in the method prescribed by the Plan Administrator, that distributions payable on shares of Stock in his Account be reinvested in shares of Stock.

13.                                 Rights as Shareholder.  No Participant shall have any rights of a shareholder with respect to any shares of Stock until the shares have been purchased in accordance with Section 8 or 9 and issued by the Company, at which time the Participant will be treated as the owner of such shares.  With respect to any shares of Stock in a Participant’s Account, the Plan Administrator will (i) with respect to any matter on which record holders of Stock may vote, vote such shares of Stock as directed by the Participant, and (ii) with respect to dividends on such shares of Stock, deal with such dividends as provided in Section 12.  At any time after the expiration of 180 days (or such other period as may be determined by the ESPP Committee and the Plan Administrator) after a Date of Purchase, a Participant may, subject to payment by the Participant of the Plan Administrator’s fees therefor, instruct the Plan Administrator, in accordance with its policies, to (i) transfer the shares of Stock in his or her Account that were purchased on behalf of the Participant on the Date of Purchase to a brokerage account specified by the Participant, (ii) issue a certificate or certificates for such shares of Stock to the Participant, (iii) transfer such shares of Stock to the Participant’s account in a direct registration system through the Plan Administrator, (iv) sell such shares of Stock for the Participant or (v) any combination of the foregoing.  When the Plan Administrator takes any of the actions in clauses (i) through (v) in accordance with this paragraph, the shares of Stock involved shall be removed from the Participant’s Account.

14.                                 Rights Not Transferable.  A Participant’s rights to purchase Stock pursuant to this Plan may not be sold, pledged, assigned or transferred in any manner.  If this provision is violated, the right of the Participant to purchase Stock shall terminate and the only right remaining to such Participant under the Plan will be to have paid over to the person entitled thereto the amount of accrued payroll deductions then credited to such Participant and to give instructions to the Plan Administrator with respect to shares of Stock in such Participant’s Account in the same manner as provided in Section 13.

15.                                 Purchase Period Limitation.  In no event shall a Participant be permitted to complete payment for shares of Stock after the expiration of the Purchase Period with respect to which such shares of Stock are purchased.

16.                                 Changes in Capitalization.

16.1                           The existence of the Plan and the rights to purchase Stock hereunder shall not affect in any way the right or power of the Board or the Company’s shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

16.2                           The shares of Stock subject to this Plan are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of a Purchase Period, the Company shall effect a Stock dividend, Stock split, combination of Stock, recapitalization or reorganization, the number and kind of shares of Stock or other securities which are subject to this Plan, and the number of shares of Stock to be purchased, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares of Stock or other securities without changing the aggregate Purchase Price.

16.3                           Except as hereinbefore expressly provided, the issuance by the Company of shares of Stock of any class or securities convertible into Stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of Stock or obligations of the Company convertible into Stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock to be purchased for a Purchase Period or the Purchase Price per share of Stock.

17.                                 Application of Funds.

17.1                           The Company will maintain payroll deduction records for each Eligible Employee who elects pursuant to the provisions of Section 7 herein to participate in a Purchase Period under the Plan on which all payroll deductions attributable to that Participant with respect to a Purchase Period will be accounted for.

17.2                           Amounts thus accounted for will be under the control of the Company, need not be set apart from other funds of the Company, and, so long as funds in the applicable amount are provided to the Plan Administrator for each Purchase Period, may be used for any corporate purpose.  Amounts credited for employees of Subsidiaries will be remitted to the Company from time to time by such Subsidiaries.

17.3                           In the event that any law or regulation, in the opinion of counsel for the Company, may prohibit the handling or use of all or any part of the funds in the manner contemplated by the Plan, the Company may deal with such funds in any lawful manner it may deem advisable, including the deposit of any such funds in a bank account(s) opened for Participants.

18.                                 Governmental Approvals or Consents; Amendments or Termination.  This Plan and any purchases by Participants under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith.  The Board may make such changes in the Plan and its administration as may be necessary to desirable, in the opinion of the Company’s counsel, to comply with the rules or regulations of any governmental authority or any national securities exchange.

19.                                 Notices.  All notices or other communications by an Employee or Participant to the Company or the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received by the Company or the Plan Administrator in the form specified by the Company or the Plan Administrator.  Any notice given by the Company or the Plan Administrator to an Employee or Participant directed to such individual at the address on file with the Company or the Plan Administrator shall be effective to bind the Employee or Participant and any other person who shall acquire rights hereunder.

20.                                 Effective Date.  The Plan shall be effective on the first day following the IPO.

21.                                 Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.  Unless the context otherwise requires, the words “include,” “includes” and “including” when used in this Plan shall be deemed to be followed by the phrase “without limitation.”

22.                                 Headings.  Headings at the beginning of paragraphs are for the convenience of reference, shall not be construed as a part of the Plan, and shall not influence its construction.

23.                                 Employment Not Guaranteed; No Other Rights.  Nothing contained in this Plan, or the granting or exercise of any right to purchase Stock, or the payment of any other benefit hereunder, shall give any Employee, Participant or any beneficiary of an Employee or Participant any right to continue employment with the Employer, or any legal or equitable right against the Employer, its directors, officers, employees or agents, the Plan Administrator, or any other persons, except as expressly provided by the Plan.

24.                                 Tax Withholding.  The Employer shall have the right to require payment by a Participant of any federal, state, provincial or local taxes which may be required to be withheld or paid in connection with a purchase hereunder.  The Employer shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  The Plan Administrator shall have the right to require payment by the Participant of any federal, state, provincial or local taxes which may be required to be withheld or paid in connection with any of the actions described in clauses (i)-(v) of Sections 10 or 13.

25.                                 Amendment and Termination.  The Board may at any time and for any reason terminate, withdraw, suspend, modify, or amend the Plan; provided that the Board may not make any amendment which would require the approval of the Company’s shareholders to comply with any rule promulgated by the New York Stock Exchange, or any applicable laws, without approval of the shareholders of the Company. The Company shall not be obligated to any Employee, Participant or other person whatsoever to continue the Plan or the ability to purchase Stock hereunder.  Upon termination of the Plan, (i) certificates representing the number of full shares of Stock held for each Participant’s benefit shall be delivered as soon as practicable to such Participant, and (ii) the cash, if any, (A) deducted from a Participant’s pay but not yet expended on purchases of Stock under the Plan, or (B) relating to fractional shares of Stock, shall be paid to such Participant as soon as practicable.

26.                                 Governing Law.  The Plan and all determinations made hereunder and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Texas and construed in accordance therewith without giving effect to principles of conflicts of law.

27.                                 Severability.  The provisions of this Plan shall be severable.  If any provision is found to be unenforceable, the balance of the Plan shall remain in full force and effect.

28.                                 Foreign Employees.  Without the amendment of this Plan, the Board may provide for the participation in the Plan by employees who are subject to the laws of foreign countries or jurisdictions, and such participation may be on such terms and conditions different from those specified in this Plan as may be administratively necessary or necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Board or its designee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with the provisions of laws of other countries or jurisdictions in which participating Employers operate or have employees.